SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2012

Date of Report (Date of earliest event reported)

Aurora Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24393

(Commission File Number)

13-3945947

(I.R.S. Employer Identification No.)

C/- Coresco AG,

Level 3, Gotthardstrasse 20,

Zug, Switzerland 6304

(Address of principal executive offices)

41-7887-96966

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 10, 2012, Aurora Gold Corporation (the “Company”) entered into a services agreement (the “LP Services Agreement”) with Lars Pearl, the Company’s Chief Executive Officer, pursuant to which Mr. Pearl will serve as the Company’s Chief Executive Officer. Pursuant to the terms of the LP Services Agreement, Mr. Pearl will be paid a monthly service fee of 12,000 Swiss Francs, plus Value Added Tax, if applicable, effective as of April 1, 2012. The Services Agreement may be terminated by mutual consent upon no less than 30 days prior notice. In the event the Company terminates the Services Agreement without cause, the Company shall pay Mr. Pearl a severance of six month’s salary. A copy of the LP Services Agreement is attached as Exhibit 10.1 hereto.

On April 10, 2012, the Company entered into a services agreement (the “AS Services Agreement”) with Agustin Gomez de Segura, the Company’s Chairman and sole independent director, pursuant to which Mr. Segura will serve as the Company’s Chairman and independent director. Pursuant to the terms of the AS Services Agreement, Mr. Segura will be paid a monthly service fee of $3,000, plus Value Added Tax, if applicable, effective as of April 1, 2012. The AS Services Agreement may be terminated by mutual consent upon no less than 30 days prior notice. In the event the Company terminates the Services Agreement without cause, the Company shall pay Mr. Segura a severance of three month’s salary. A copy of the Services Agreement is attached as Exhibit 10.2 hereto.

Effective as of April 10, 2012, the Company’s Board of Directors granted 200,000 stock purchase options (the “Options”) to Global Strategic Synergies Pty Ltd pursuant to the Company’s 2007 Stock Option Plan. The Options have an issue date, effective date and vesting date of April 10, 2012, with an exercise price of $0.065 per share. The term of these Options is five years. The Options are exercisable at any time from the grant date up to and including the 9th day of April, 2017.

SECTION 7. Regulation FD

Item 7.01 Regulation FD Disclosure

On April 10, 2012, the Company entered into the LP Services Agreement with Mr. Lars Pearl pursuant to which Mr. Pearl serves as the Company’s Chief Executive Officer. A copy of the LP Services Agreement is attached as Exhibit 10.1 hereto. On April 10, 2012, the Company entered into the AS Services Agreement with Mr. Agustin Gomez de Segura pursuant to which Mr. Segura serves as the Company’s Chairman and independent director. A copy of the AS Services Agreement is attached as Exhibit 10.1 hereto.

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant’s business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number Description

10.1 Services Agreement entered into between Aurora Gold Corporation and Lars Pearl, dated April 10, 2012

10.1 Services Agreement entered into between Aurora Gold Corporation and Agustin Gomez de Segura, dated April 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 13, 2012.

Aurora Gold Corporation

By: /s/ L Pearl

Name: Lars Pearl

Title: President, Chief Executive Officer and Director